UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2014

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 1, 2014, Tengion, Inc. (the “Company”) issued 1,642,732 shares (the “2012 Interest Shares”) of common stock, par value $0.001 (the “Common Stock”), to holders (the “2012 Investors) of senior secured notes (the “2012 Notes”) issued in connection with the Company’s private placement completed on October 2, 2012 (the “2012 Financing”).  On February 14, 2013, the Company and the 2012 Investors entered into amendments to the terms of the 2012 Financing which gave the Company the option to pay interest payments on the 2012 Notes with Common Stock. In addition to issuing the 2012 Interest Shares, the Company issued warrants to purchase 59,534 shares of Common Stock for nominal consideration (the “2012 Interest Warrants”) to certain of the 2012 Investors. The 2012 Interest Warrants were issued in lieu of shares of Common Stock that would have brought certain of the 2012 Investors above the 9.985% ownership limitation established pursuant to the 2012 Financing.  The Company issued the 2012 Interest Shares and the 2012 Interest Warrants to satisfy $354,071.43 in interest obligations due on April 1, 2014.

Also on April 1, 2014, the Company issued 1,969,420 shares (the “2013 Interest Shares” and collectively with the 2012 Interest Shares, the “Interest Shares”) of Common Stock to holders (the “2013 Investors” and collectively with the 2012 Investors, the “Investors”) of senior secured notes (the “2013 Notes”) issued in connection with the Company’s private placement completed on June 28, 2013 (the “2013 Financing”).  The terms of the 2013 Financing give the Company the option to pay interest payments on the 2013 Notes with Common Stock. In addition to issuing the 2013 Interest Shares, the Company issued warrants to purchase 79,739 shares of Common Stock for nominal consideration (the “2013 Interest Warrants” and collectively with the 2012 Interest Warrants, the “Interest Warrants”) to certain of the 2013 Investors. The 2013 Interest Warrants were issued in lieu of shares of Common Stock that would have brought certain of the 2013 Investors above the 9.985% ownership limitation established pursuant to the 2013 Financing.  The Company issued the 2013 Interest Shares and the 2013 Interest Warrants to satisfy $426,225.24 in interest obligations due on April 1, 2014.

The Interest Shares accounted for 19.8% of the Company’s issued and outstanding Common Stock as of April 1, 2014.  The Interest Shares and the Interest Warrants were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder. All of the Investors are either accredited investors (as defined in the Securities Act) or are located outside of the United States and no public solicitation was involved in connection with the issuance of the Interest Shares or the Interest Warrants.

References herein to the 2012 Financing documents and their terms are qualified in their entirety by the form of such documents as filed as exhibits to reports on Form 8-K filed by the Company on October 4, 2012, January 7, 2013, February 4, 2013 and February 14, 2013, which documents and exhibits are incorporated herein by reference.  References herein to the 2013 Financing documents and their terms are qualified in their entirety by the form of such documents as filed as exhibits to report on Form 8-K filed by the Company on July 5, 2013, which documents and exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: April 1, 2014	By: /s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Senior Vice President, Finance